                                                                    Exhibit 3.23


STATE OF LOUISIANA

PARISH OF LIVINGSTON

                            ARTICLES OF ORGANIZATION
                                       OF
                    BAYOU LAND TRUCK PLAZA AND CASINO, L.L.C.

     BE IT KNOWN, that on the 13th day of June, 2000, before me, Jay J. Harris, notary public, duly commissioned and qualified in and for the aforesaid parish and state, and in the presence of the undersigned competent witnesses, personally came and appeared Becky F. Rougon and Elaine E. McLean, who, acting under the authority of Louisiana's Limited Liability Company Law, R.S. 12:1301 et seq., do hereby organize and constitute themselves into a Limited Liability Company, for the objects and purposes and under the conditions and agreements of the following Articles of Organization:

                                     I. NAME

     The name of this limited liability company is Bayou Land Truck Plaza and Casino, L.L.C., referred to hereinafter as "the company."

                                   II. PURPOSE

     The company's purpose is to engage in any lawful business activities for which limited liability companies organized under Chapter 22 of Title 12 of the Louisiana Revised Statutes (R.S. 12:1301 et seq.) may engage.

                                 III. MANAGEMENT

     The company shall be managed by Claude M. Penn, Jr.

                                IV. RESTRICTIONS

     Other than those restrictions imposed by law, there shall be no restrictions on the authority of the company's manager to bind the company.

                     V. LIABILITY WAIVER AND INDEMNIFICATION

     No member shall have any personal liability for monetary damages for breach of any duty as set forth in R.S. 12:1314, or any activities performed in connection with the management of the company. Further, each member shall be fully indemnified by the company for any judgments, settlements, penalties, fines or expenses incurred because of membership in the company. It is the intention of this provision to afford members of the company the most complete relief from liability and the most indemnification permitted by

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                    LIMITED LIABILITY COMPANY INITIAL REPORT
                    ----------------------------------------
                               (R.S. 12:1305 (e))
                               ------------------

1.   The name of this limited liability company is:

          Bayou Land Truck Plaza & Casino L.L.C.

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

          Municipal Address:            Mailing Address:

          109 S. Service Road           109 S. Service Road
          Raceland, LA 70394            Raceland, LA 70394

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

          Jay J. Harris
          1532 S. Range Avenue
          Denham Springs, LA 70726

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

          Claude M. Penn, Jr.
          35059 Bend Road
          Denham Springs, LA 70726

     To be signed by each person who signed the articles of organization:


                                                        /s/ Becky F. Rougon
                                                        ------------------------
                                                        BECKY F. ROUGON


                                                        /s/ Elaine E. Mclean
                                                        ------------------------
                                                        ELAINE E. MCLEAN

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               AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
               ---------------------------------------------------

     I hereby acknowledge and accept the appointment of registered agent for and on behalf of Bayou Land Truck Plaza & Casino L.L.C.

                                               Registered agent(s) signature(s):


                                               /s/ Jay J. Harris
                                               ---------------------------------
                                               JAY J. HARRIS

     Sworn to and subscribed before me this 13th day of June, 2000.


                                  /s/ Illegible
                             -----------------------
                                  Notary Public

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                        AMENDED ARTICLES OF ORGANIZATION
                        --------------------------------
                                       OF
                                       --
                    BAYOU LAND TRUCK PLAZA AND CASINO, L.L.C.
                    -----------------------------------------

STATE OF LOUISIANA
PARISH OF LIVINGSTON

     BEFORE ME, the undersigned notary public, and in the presence of the two undersigned competent witnesses, personally came and appeared:

     Claude M. Penn, Jr. duly authorized by virtue of Article VIII of the Articles of Organization of Bayou Land Truck Plaza and Casino, L.L.C., herein appearing and acting for and on behalf of Bayou Land Truck Plaza and Casino, L.L.C., a limited liability company organized under the laws of the State of Louisiana, by act before Jay J. Harris, Notary Public, who declared that, pursuant to the written consent of the sole member of Bayou Land Truck Plaza and Casino, L.L.C., adopted at a meeting of said member held on the 27th day of June, 2000, he now appears for the purpose of executing this act of amendment, as passed by the vote of the sole member of Bayou Land Truck Plaza and Casino, L.L.C.

     And, the appearer did further declare that it was resolved that Article I of the Articles of Organization be amended to read, as follows:

                                    "I. NAME

     The name of this limited liability company is Raceland Truck Plaza and Casino, L.L.C., referred to hereinafter as "the company."

     And, the appearer, having requested me, notary, to duly make note of the aforesaid amendment in the form of this authentic act in order that the amendment may be promulgated and recorded, and become part of the Articles of Organization of Bayou Land Truck Plaza and Casino, L.L.C., I, notary, do hereby so note said amendment and cause the same to be executed in authentic form as hereinabove set forth.

     Thus done and passed at Denham Springs, Parish of Livingston, State of Louisiana, on this 27th day of June, 2000, in the presence of the two undersigned competent witnesses, who signed with appearer, and me, notary, after due reading of the whole.

WITNESSES:                                      BAYOU LAND TRUCK PLAZA AND
                                                CASINO, L.L.C.


/s/ Deborah M. Bond
-------------------------


/s/ Illegible                               By: /s/ Claude M. Penn
-------------------------                       --------------------------------
                                                CLAUDE M. PENN, JR.,Manager


                                /s/ Jay J. Harris
                          ----------------------------
                          JAY J. HARRIS, Notary Public

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                                 ACKNOWLEDGMENT
                                 --------------

STATE OF LOUISIANA
PARISH OF LIVINGSTON

     BEFORE ME, the undersigned authority, personally came and appeared:

                              CLAUDE M. PENN, JR.

to me known to be the person who signed the foregoing Amended Articles of Organization of Bayou Land Truck Plaza and Casino, L.L.C. and who, having been duly sworn, acknowledged and declared, in the presence of the undersigned witnesses, that he signed such instrument as his free act and deed for the purposes mentioned therein.

     IN WITNESS WHEREOF, the appearer, witnesses and I have hereunto fixed our hands on this 27th day of June, 2000, at Denham Springs, Louisiana.

WITNESSES:


/s/ Deborah M. Bond
-------------------------


/s/ Illegible                                   /s/ Claude M. Penn
-------------------------                       --------------------------------
                                                CLAUDE M. PENN, JR.


                                  /s/ Illegible
                          ----------------------------
                          JAY J. HARRIS, Notary Public